                                                                      EXHIBIT 21


                          SUBSIDIARIES OF THE COMPANY



                                                                                            Jurisdiction            % of
                                                                                                 of             Voting Stock
                                                                                            Incorporation      or Partnership
                                                                                                 or            Interest Owned
                                Name of Subsidiary                                          Organization          by Company
                                ------------------                                          ------------       --------------


American PCS, L.P.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Delaware                   70%  (a)
Bisbee Cable TV, Inc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Arizona                   100%
Bowater Mersey Paper Company Limited  . . . . . . . . . . . . . . . . . . . . . . . . .       Nova Scotia                49%
Capitol Fiber, Inc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Maryland                   90%
Coast TV Cable, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Mississippi               100%
Coastal Bend Cablevision Corp.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Texas                     100%
Digital Ink Co.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Delaware                  100%
The Gazette Newspapers, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Maryland                  100%
I.H.T. Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Delaware                   50%
      International Herald Tribune S.A.   . . . . . . . . . . . . . . . . . . . . . . .       France                 33-1/3%
International Herald Tribune S.A.   . . . . . . . . . . . . . . . . . . . . . . . . . .       France                 33-1/3%
Legi-Slate, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Delaware                  100%
Los Angeles Times-Washington Post News Service,
   Inc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       D.C.                       50%
Marks Cablevision of Green, Incorporated  . . . . . . . . . . . . . . . . . . . . . . .       Ohio                      100%
Newsprint, Inc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Virginia                  100%
      Bear Island Paper Company   . . . . . . . . . . . . . . . . . . . . . . . . . . .       Virginia                   35%  (a)
      Bear Island Timberlands Company   . . . . . . . . . . . . . . . . . . . . . . . .       Virginia                   35%  (a)
Newsweek, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       New York                  100%
      Newsweek Services, Inc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Delaware                  100%
      Newsweek Services (Canada), Inc.  . . . . . . . . . . . . . . . . . . . . . . . .       Delaware                  100%
Oklahoma Broadcasting Company   . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Oklahoma                  100%
Omnicom Cablevision of Illinois, Inc.   . . . . . . . . . . . . . . . . . . . . . . . .       Illinois                  100%
Post-Newsweek Cable, Inc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Delaware                  100%
Post-Newsweek Cable of California, Inc.   . . . . . . . . . . . . . . . . . . . . . . .       California                100%
Post-Newsweek Cable of Indiana, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . .       Indiana                   100%
Post-Newsweek Cable of North Dakota, Inc.   . . . . . . . . . . . . . . . . . . . . . .       Delaware                  100%

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      (a)  Limited partnership interest.

                          SUBSIDIARIES OF THE COMPANY
                                  (Continued)


                                                                                            Jurisdiction                 % of
                                                                                                 of                  Voting Stock
                                                                                            Incorporation           or Partnership
                                                                                                 or                 Interest Owned
                                Name of Subsidiary                                          Organization               by Company
                                ------------------                                          ------------            --------------

Post-Newsweek Cable of Oklahoma, Inc.   . . . . . . . . . . . . . . . . . . . . . . .       Oklahoma                     100%
Post-Newsweek Pacific Cable, Inc.   . . . . . . . . . . . . . . . . . . . . . . . . .       California                   100%
Post-Newsweek Stations, Inc.    . . . . . . . . . . . . . . . . . . . . . . . . . . .       Delaware                     100%
       Post-Newsweek Stations, Connecticut, Inc.  . . . . . . . . . . . . . . . . . .       Delaware                     100%
       Post-Newsweek Stations, Florida, Inc.  . . . . . . . . . . . . . . . . . . . .       Florida                      100%
       Post-Newsweek Stations, Michigan, Inc.   . . . . . . . . . . . . . . . . . . .       Delaware                     100%
           Pro Am Sports System, Inc.   . . . . . . . . . . . . . . . . . . . . . . .       Delaware                     100%
Post-Newsweek U.K. Cable Limited  . . . . . . . . . . . . . . . . . . . . . . . . . .       England                      100%
Robinson Terminal Warehouse Corporation   . . . . . . . . . . . . . . . . . . . . . .       Delaware                     100%
Sandoval County Cable Television Company  . . . . . . . . . . . . . . . . . . . . . .       New Mexico                   100%
Stanley H. Kaplan Educational Center Ltd.   . . . . . . . . . . . . . . . . . . . . .       Delaware                     100%
       Post-Newsweek Education, Inc.  . . . . . . . . . . . . . . . . . . . . . . . .       Delaware                     100%
       Stanley H. Kaplan Educational Center of
          Canada Ltd.         . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Ontario                      100%
       Stanley H. Kaplan Educational Center of
          Puerto Rico, Inc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Puerto Rico                  100%
The Daily Herald Company      . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Washington                   100%
WPC Telecommunications, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Delaware                     100%
       Moffet, Larson & Johnson, Inc.   . . . . . . . . . . . . . . . . . . . . . . .       Delaware                      71%




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           As permitted by Item 601(b)(22) of Regulation S-K, the foregoing list omits certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" as that term is defined in Rule 1-02(v) of Regulation S-X.